Exhibit 10.1


                            EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT is made and entered into as of April 22, 2008, by and between VSE Corporation, a Delaware corporation ("Employer" or "VSE"), and Maurice A. Gauthier ("Employee").

                                   Recital
                                   -------

       Employer desires to employ Employee, and Employee desires to work for VSE, upon the terms and conditions stated herein.

       NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

1.	Term.  The term of Employee's employment hereunder shall commence on April 28, 2008 (the "Effective Date") and shall continue until April 28, 2010, except as otherwise provided in Section 7 (the "Term"). If the Term shall have continued until April 28, 2010, thereafter such Term shall be deemed to be renewed automatically, on the same terms and conditions contained herein, for successive periods of one year each, unless and until Employee or Employer, at least 60 days prior to the expiration of the original Term or any such extended one-year Term, shall give notice to the other party of such party's intent not to renew the Term. All references herein to the "Term" refer to the original Term and any extensions thereof hereunder.

2.	Duties.

       (a)	Offices.  During the Term, Employee shall serve as VSE's
chief executive officer, president and chief operating officer.
Employee will be assigned only duties of the type, nature and dignity normally assigned to someone in comparable positions at a corporation of the size, stature and nature of Employer. During the Term, Employee shall report to VSE's board of directors (the "Board") in respect of all operational and administrative matters regarding VSE or any of its subsidiaries (collectively with VSE, "any Covered Company").

       (b)	Full-Time Basis.  During the Term, Employee shall devote,
on a full-time basis, his services, skills and abilities to his employment hereunder, excepting periods of vacation, illness or Disability (as defined below), and excepting any pursuits which do not materially interfere with his duties hereunder or present a conflict of interest with the interests of any Covered Company.



3.	Compensation.

       (a)	Salary.  During the Term, as compensation for services
rendered by Employee hereunder, Employer shall pay to Employee a minimum base salary at the rate of $415,000 per annum, payable in installments in accordance with Employer's policy governing salary payments to senior officers, as such policy may be amended time to time by VSE ("Base Salary"). Each January commencing with January 2009, or on such other annual date as shall be determined by Employer, Employee's compensation hereunder, including Base Salary, will be subject to review.

       (b)	Performance Bonus.  Except as otherwise provided in Section
7, in addition to the Base Salary, Employee shall be eligible for an annual performance bonus as determined by the Board under VSE's
Performance Bonus Plan ("Performance Bonus"). Any Performance Bonus payable to Employee pursuant to this Section 3(b) shall be paid within 90 days after the later (i) of the date on which the Board has determined to grant Employee a Performance Bonus in a specified amount or (ii) the end of VSE's fiscal year to which such Performance Bonus relates.

       (c)	Inducement Bonus and VSE Stock Award.  To induce Employee
to become VSE's chief executive officer and president hereunder, Employer is, concurrently with the execution hereof, (i) paying $25,000 to Employee as a bonus and (ii) granting Employee 5,831 shares of VSE's common stock, par value $0.05 per share, with subsequent vesting and issuance dates, subject to the Term not having terminated before such respective dates, as follows: 25% of shares being vested and issued to Employee on April 28 of 2009 and 2010, and 50% of shares being vested and issued to Employee on April 28, 2011.

       (d)	Other Compensation Plans or Arrangements.  During the Term,
Employee shall also be eligible to participate in all other currently existing or subsequently implemented compensation or benefit plans or arrangements available generally to Employer's senior officers, including VSE's Deferred Supplemental Compensation Plan and VSE's 2006 Restricted Stock Plan.

       (e)	Consultation with Board.  It is understood that the Board
will consult, at least annually in December of each year, with the Board's compensation committee and the Chairman in respect to review of Employee's performance and related Base Salary, Performance Bonus and other benefits hereunder.

       (f)	Tax Withholdings.  Employer shall withhold from Employee's
compensation hereunder and pay over to the appropriate governmental agencies all payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over Employer.

4.	Benefits.  During the Term, Employee shall be entitled to such vacation benefits and comparable fringe benefits and perquisites as may be provided generally to Employer's senior officers pursuant to policies established from time to time by Employer. These fringe benefits and perquisites may include holidays, group health insurance, short-term and long-term disability insurance, life insurance and retirement plan contributions. Employee shall be entitled to paid vacation for 30 days during each year of the Term.

5.	Expenses and Other Perquisites.  Employer shall reimburse
Employee for all reasonable and proper business expenses that Employee incurs during the Term in the performance of Employee's duties hereunder, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented in accordance with Employer's related policies. Also, during the Term, Employer shall provide Employee with an office and suitable office fixtures, telephone and computer services, and secretarial assistance of a nature appropriate to Employee's position and status hereunder.

6.	Exclusive Services, Confidential Information, Business
Opportunities and Non-Solicitation.

       (a)	Exclusive Services.

		(i)	During the Term, Employee shall at all times devote
			his full-time attention, energies, efforts and skills to Employer's business and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the Board's prior consent, provided that such prior consent shall not be required with respect to (1) business interests that neither compete with any one or more Covered Companies nor interfere with Employee's duties and obligations hereunder, and (2) Employee's part-time charitable, eleemosynary, philanthropic or professional association activities that do not interfere with Employee's duties and obligation hereunder.

		(ii)	During the Term, Employee shall not, without the
			Board's prior consent, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on Employee's own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to Employee's knowledge is about to become, engaged in the business of providing engineering, port engineering, logistic, management, technical, information technology, law enforcement, energy or environmental related services or products to the United States Government or any department, agency, or instrumentality thereof or any state or local governmental agency or to any person, corporation, partnership, limited liability company, trust, joint venture or other entity (collectively a "Person") with which any Covered Company is currently doing or has previously done business or any subsequent line of business developed by Employee or any Covered Company during the Term. Notwithstanding the foregoing, Employee shall be permitted to own passive investments in publicly held companies provided that such investments do not exceed one percent of any such company's outstanding equity.

       (b)	Confidential Information.  During the Term and the period
commencing on the date of termination thereof and ending on the second anniversary of such termination date ("Two-Year Post-Term Period"), Employee shall not disclose or use, directly or indirectly, any Confidential Information (as defined below). For the purposes of this Agreement, "Confidential Information" shall mean all information disclosed to Employee, or known by him as a consequence of or through his employment with Employer, where such information is not generally known in the trade or industry or was regarded or treated as confidential by any Covered Company, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of any Covered Company. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of the Term, Employee shall immediately return to Employer all property of any Covered Company and all Confidential Information which is in tangible form, and all copies thereof.

       (c)	Business Opportunities.

		(i)	During the Term, Employee shall promptly disclose to
			Employer each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of any Covered Company, Employer or any other Covered Company might reasonably consider pursuing. Upon termination of the Term, regardless of the circumstances thereof, Employer or such other Covered Company shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any direct or indirect involvement of Employee.
		(ii)	During the Term, Employee shall refrain from engaging
			in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of any Covered Company, and he shall avoid any acts or omissions to act which are or would reasonably be expected to be disloyal to, or competitive with, any Covered Company.

       (d)	Non-Solicitation of Employees.  During the Term and the
Two-Year Post Term Period, Employee shall not, except in the course of his duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any individual to leave the employ of any Covered Company, or solicit or offer employment to any individual who was employed by any Covered Company at any time during the 365-day period preceding the solicitation or offer.

       (e)	Covenant Not To Compete.

		(i)	If Employee voluntarily terminates the Term, or if
			Employer terminates the Term for Cause (as defined below), Employee shall not, during the Two-Year Post Term Period, engage, directly or indirectly, in competition with any Covered Company, or solicit, directly or indirectly, from any Person who purchased any then existing product or service from any Covered Company during the Term, the purchase of any then existing product or service in competition with then existing products or services of any Covered Company.

		(ii)	For purposes of this Agreement, Employee shall be
			deemed to engage in competition with a Covered Company if Employee shall, directly or indirectly, either individually or as an equity holder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any Person engaged in providing engineering, port engineering, logistic, management, technical, information technology, law enforcement, energy or environmental related services or products to any Person to whom any Covered Company, during the Term, has provided or was seeking to provide any such services or products.

       (f)	Employee Acknowledgment.  Employee hereby agrees and
acknowledges that the restrictions imposed upon Employee by this
Section 6 are fair and reasonable considering the nature of the business of each Covered Company, and are reasonably required for each Covered Company's protection.

       (g)	Invalidity.  If a court of competent jurisdiction or an
arbitrator shall declare any provision or restriction contained in this
Section 6 as unenforceable or void, the provisions of this Section 6 shall remain in full force and effect to the extent not so declared to be unenforceable or void, and the court or arbitrator may modify the invalid provision to make it enforceable to the maximum extent permitted by law.

       (h)	Specific Performance.  Employee agrees that if Employee
breaches any of the provisions of this Section 6, the remedies available at law to Employer would be inadequate and in lieu thereof, or in addition thereto, Employer shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Employee authorizes Employer to make known the terms of Sections 6 and 7 to any Person, including future or prospective employers of Employee.

7.	Termination

       (a)	By Employer.

		(i)	Termination for Cause.

			Employer may terminate the Term for Cause (as defined below) at any time by notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any one or more of the following: (1) conduct by Employee which is materially illegal or fraudulent or contrary to Employer's policy; (2) the breach or violation by Employee of this Agreement, provided that Employee must first be given notice by the Chairman or Board of the alleged breach or violation, and if such breach or violation can reasonably be expected to be cured within 30 days, 30 days to cure said alleged breach or violation; (3) Employee's use of illegal drugs or abuse of alcohol or authorized drugs which impairs Employee's ability to perform his duties hereunder, provided that Employee must be given notice by the Board of such impairment and 60 days to cure the impairment; (4) Employee's knowing and willful neglect of duties or negligence in the performance of duties hereunder which materially affects the business of any Covered Company, provided that Employee must first be given notice by the Chairman or Board of such alleged neglect or negligence and 30 days to cure said alleged neglect or negligence. If a termination occurs pursuant to clause (1) above, the date on which the Term is terminated (the "Termination Date") shall be the date Employee receives notice of termination and, if a termination occurs pursuant to clauses (2), (3) or
			(4) above, the Termination Date shall be the date on which, if applicable, the specified cure period expires. In any event, as of the Termination Date (in the absence of satisfying the alleged breach or violation within the applicable cure period), Employee shall be relieved of all duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit hereunder after the Termination Date, but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonus, paid leave benefits and reimbursement of incurred business expenses.

		(ii)	Termination Without Cause

			Employer may, in its sole discretion, without Cause, terminate the Term at any time by providing Employee with five days' prior notice thereof. If Employer terminates the Term without Cause pursuant to this
			Section 7(a)(ii) and the Termination Date is before the first anniversary of the Effective Date, Employer shall pay Employee on or prior to the Termination

			Date, a lump sum severance compensation payment equal to the lesser of (1) $830,000 or (2) such amount as would not trigger the application of Section 280G of the Internal Revenue Code of 1986 ("the Code"), as amended (the "280G Limitation"). For purposes of this Agreement, the 280G Limitation shall be applied after first giving due effect to, inter alia, the rights and benefits provided to Employee pursuant to the penultimate sentence of this Section 7(a)(ii) or to clauses (2) and (3) of the last sentence of Section 7(c)(ii) of this Agreement, as the case may be. If Employer terminates the Term without Cause pursuant to this Section 7(a)(ii) and the Termination Date is on or after the first anniversary of the Effective Date but before the second anniversary of the Effective Date, Employer shall pay Employee on or prior to the Termination Date a lump sum equal to the lesser of (1) two times Employee's Base Salary in effect as of the Termination Date or (2) the 280G Limitation. In the event of any such termination without Cause pursuant to this Section 7(a)(ii), Employee shall not be entitled to the accrual or provision of any other compensation or benefit hereunder after the Termination Date other than (1) the medical and hospitalization benefits for the first 18 months after the Termination Date; (2) the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonus, paid leave benefits, and reimbursements of incurred expenses; (3) all restricted stock, restricted stock units or similar rights to acquire capital stock granted by VSE to Employee shall automatically become vested; and (iv) all unvested rights of Employee under the Company's Deferred Supplemental Compensation Plan shall automatically become vested. Notwithstanding anything herein to the contrary, the expiration or non-renewal of the Term by Employer or Employee pursuant to
			Section 1 shall not be considered a termination without Cause for the purposes of this Agreement, including this Section 7(a)(ii).

       (b)	Death or Disability.  The Term shall be terminated
immediately and automatically upon Employee's death or "Disability." The term "Disability" shall mean Employee's inability to perform all of the essential functions of his position hereunder for an aggregate of 90 work days during any period of 365 consecutive days by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors appointed by VSE and one appointed by the Employee or designated representative. If the panel is unable to reach a decision, the matter will be referred to arbitration in accordance with Section 8. In the event of Employee's death or Disability, Employee (or his surviving spouse or estate) will be paid his Base Salary then in effect for 365 days following the date of death or Disability.

       (c)	By Employee.

		(i)	Employee may, in his sole discretion, without Cause,
			terminate the Term at any time upon 60 days' notice to the Chairman. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties and terminate the Term at any time prior to the expiration of said notice period, and such termination shall not constitute a termination without Cause pursuant to this Agreement, including Section 7(a)(ii). If the Term is terminated by Employee or Employer pursuant to this Section 7(c)(i), Employee shall not be entitled to any further Base Salary or the accrual or provision of any compensation or benefits hereunder after the Termination Date, except standard medical and hospitalization benefits in accordance with Employer's policy.

		(ii)	If, during the Term, a Change of Control (as defined
			below) occurs, Employee may terminate the Term for Good Reason (as defined below) upon 30 days' notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties hereunder and terminate the Term at any time prior to the expiration of said notice period, and such termination shall not constitute a termination without Cause pursuant to this Agreement, including Section 7(a)(ii). If, however, the Term is terminated by Employee or Employer pursuant to this
			Section 7(c)(ii) within 365 days after the Change of Control occurs, Employee shall be entitled to (1) payment on or prior to the Termination Date of a lump sum severance compensation payment equal to (A) the lesser of (x) $830,000 or (y) the 280G Limitation, if such Termination Date occurred before the first anniversary of the Effective Date, (B) the lesser of
			(x) three times Employee's Base Salary in effect as of the Termination Date, or (y) the 280G Limitation, if such Termination Date occurred on or after the first anniversary of the Effective Date; (2) continue the medical and hospitalization benefits in accordance with Employer's policy and to payment of all compensation and other benefits that shall have accrued as of the Termination Date, as described in
			Section 7(a)(ii); (3) to the automatic vesting of all restricted stock, restricted stock units or similar rights to acquire capital stock of VSE granted by VSE to Employee; and (4) to the automatic vesting of all unvested rights of Employee under the Company's Deferred Supplemental Compensation Plan; provided that Employee shall not be entitled, after the Termination Date, to the accrual or provision of any other compensation payable hereunder, including the Performance Bonus.

       (d)	Change in Control and Good Reason.

		(i)	For purposes of this Section 7, a "Change in Control"
			shall be deemed to have occurred upon the happening of any of the following events:

			(1)	any "person," including a "group," as such
				terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the "Exchange Act"), other than a trustee or other fiduciary holding voting securities of VSE ("Voting Securities") under any VSE-sponsored benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 45% or more of the outstanding Voting Securities;

			(2)	a cash tender or exchange offer is completed
				for such amount of Voting Securities which, together with the Voting Securities then beneficially owned, directly or indirectly, by the offeror (and affiliates thereof) constitutes 45% or more of the outstanding Voting Securities;

			(3)	except in the case of a merger or consolidation
				in which (a) VSE is the surviving corporation and (b) the holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in exchange for stock of such other corporation), VSE's shareholders approve an agreement to merge, consolidate, liquidate or sell all or substantially all of VSE's assets; or

			(4)	a majority of VSE's directors are elected to
				the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

		(ii)	For purposes of this Section 7, "affiliate" of a
			Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with the Person or other entity specified.

		(iii)	For purposes of this Section 7, "Good Reason" shall
			mean that, after the occurrence of a Change in Control, any one or more of the following events has occurred:

			(1)	a material diminishment in the nature of
				Employee's authorities, duties,
				responsibilities or status (including offices and titles) from those in effect immediately prior to the Change in Control;

			(2)	the relocation of Employee's place of
				employment to a location in excess of 75 miles from the place of Employee's employment immediately prior to the Change in Control, except for required travel on Employer's business to an extent substantially equivalent to Employee's business travel obligations immediately prior to the Change in Control; or

			(3)	Employer's material breach of any obligation
				hereunder, which breach is not cured within 30 days after Employer's receipt of notice thereof from Employee.

       (e)	No Duty to Mitigate.  If Employee is entitled to the
compensation and other benefits provided under Sections 7(a)(ii) or
(c)(ii), Employee shall have no obligation to seek employment to mitigate damages hereunder.

       (f)	No Reduction in Employee's Benefits Upon Change in Control.
Employer shall not reduce Employee's Base Salary or materially reduce Employee's incentive benefits from those in effect immediately prior to a Change in Control.

8.	Arbitration.  Whenever a dispute arises between the parties
concerning this Agreement or any of the obligations hereunder, or Employee's employment generally, Employer and Employee shall use their best efforts to resolve the dispute by mutual agreement. If any dispute cannot be resolved by Employer and Employee, such dispute shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Employment Dispute Resolution then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The arbitrator's authority in granting relief to Employee shall be limited to an award of compensation, severance, benefits and unreimbursed expenses as described in Sections 3, 4, and 5, and to the release of Employee from the provisions of Section 6, and the arbitrator shall have no authority to award other types of damages or relief to Employee, including consequential or punitive damages. The arbitrator shall also have no authority to award consequential or punitive damages to Employer for violations of this Agreement by Employee. The expenses of the arbitration shall be borne by the losing party to the arbitration and the prevailing party shall be entitled to recover from the losing party all of its own costs and attorneys' fees with respect to the arbitration. Nothing in this Section 8 shall be construed to derogate from Employer's rights to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 6(h).

9.	Non-Waiver.  A party's failure at any time to require the
performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

10.	Severability.  If any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provision thereof.

11.	Survivability.  Unless otherwise provided herein, upon
termination of the Term, the provisions of Sections 6(b), (d), (e),
(f), (g) and (h) shall nevertheless remain in full force and effect.

12.	Governing Law.  This Agreement shall be interpreted, construed, and governed according to the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions thereof.

13.	Construction of this Agreement and Certain Terms and Phrases.

       (a)	The section headings contained in this Agreement are
inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof.

       (b)	Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereunder," "hereby" and derivative or similar words refer to this entire Agreement; and
(iv) the term "Section" refers to the specified Section of this Agreement.

       (c)	The word "including" is not exclusive; if exclusion is
intended, the word "comprising" is used instead.

       (d)	The word "or" shall be construed to mean "and/or" unless
the context clearly prohibits that construction.

       (e)	Employer and Employee have participated jointly in the
negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Employer and Employee and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.	Entire Agreement.  This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied, with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in writing signed by each of Employer and Employee. No representation, promise or inducement has been made by either Employer or Employee that is not embodied in this Agreement, and neither Employer nor Employee shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

15.	Assignability.  Neither this Agreement nor any rights or
obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other party's prior consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

16.	Notices.  All notices, approvals, consents and other
communications required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to Employer, to Chairman, VSE Corporation, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499; or (b) if to Employee, to the last known home address on file with Employer, or to such other address as Employer or Employee shall have furnished to the other in writing.

17.	Code Section 409A.  Notwithstanding anything contrary in this
Agreement, if the Term is terminated for any reason other than Employee's death and as a result, Employee becomes entitled to a distribution under this Agreement, then, to the extent required by Code
Section 409A(a)(2)(B), no distribution otherwise payable to Employee during the first six months after the date of the termination of the Term shall be paid to Employee until the date which is one day after the date which is six months after the date of termination of the Term (or, if earlier, the date of Employee's death) at which time any amounts which had to be delayed due to the rules under Code Section 409A shall be paid in a lump sum.

       IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement, to be effective as of the day and year first above written.


                                      VSE CORPORATION, a Delaware corporation

                                      By:  /s/ Donald M. Ervine
                                           -------------------------------------
                                           Donald M. Ervine,
                                           Chairman and Chief Executive Officer,
                                           President and Chief Operating Officer



                                           /s/ Maurice A. Gauthier
                                           -------------------------------------
                                           Maurice A. Gauthier